Piper & Marbury
                                                       L.L.P.


October 29, 1993
Page 1




~BALT01A:65338:1:|10/09/95
17575-4

                                       PIPER & MARBURY
                                            L.L.P.
                                     CHARLES CENTER SOUTH
                                   36 SOUTH CHARLES STREET
                                Baltimore, Maryland 21201-3018
                                         410-539-2530          WASHINGTON
                                      FAX: 410-539-0489            NEW YORK
                                                                 PHILADELPHIA
                                                                          EASTON
                                                                          LONDON


                     September 27, 1995



Salomon Brothers Opportunity Fund Inc
Seven World Trade Center
New York, New York  10048

     Re:  Salomon Brothers Opportunity Fund Inc

Dear Sirs:

     We have acted as Maryland counsel to Salomon Brothers Opportunity Fund Inc (the "Fund"). In that capacity, the Fund has requested that we render the opinion of counsel referred to in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940 in connection with the Fund's filing of a Rule 24f-2 Notice dated October 10, 1995 pursuant to such Rule 24f-2 for the Fund's fiscal year ended August 31, 1995 (the "Rule 24f-2 Notice").

     In response to the Fund's request, we have examined the Fund's charter and by-laws and such statutes, regulations, corporate records, and documents that we deemed necessary or advisable for purposes of the following opinion. With respect to matters of fact relevant to this opinion, we have relied upon the Rule 24f-2 Notice, the authenticity of which we have assumed without independent verification.

     On the basis of the foregoing and of such other legal considerations that we deemed relevant, we are of the opinion that the 669,713 shares of Common Stock, par value $.01 per share, of the Fund which the Fund reported in the Rule 24f-2 Notice as having been sold during its fiscal year ended August 31, 1995 were legally issued, fully paid and nonassessable.

                              Very truly yours,